SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): January 29, 2014


                        ADVANCED CANNABIS SOLUTIONS, INC.
                    ----------------------------------------
                 (Name of Small Business Issuer in its charter)


          Colorado                   000-54457                   20-8096131
    --------------------        -----------------           ------------------
 (State of incorporation)      (Commission File No.)       (IRS Employer
                                                            Identification No.)

                         7750 N. Union Blvd., Suite 201
                           Colorado Springs, Co 80920
                      -------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (719) 590-1414



          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02.  Unregistered Sales of Equity Securities

     On January 29, 2014 the Company sold convertible promissory notes in the principal amount of $1,605,000 to a group of accredited investors. The notes bear interest at 12% per year, payable quarterly, mature on October 31, 2018 and are convertible into shares of the Company's common stock, initially at a conversion price of $5.00 per share.

     The convertible notes were not registered under the Securities Act of 1933 and are restricted securities. The Company relied upon the exemption provided by Rule 506 of the Securities and Exchange Commission in connection with the sale of these securities. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired the convertible notes acquired them for their own accounts. The convertible notes cannot be sold except pursuant to an effective registration statement or an exemption from registration.

     We paid a commission of $160,500 and a non-accountable expense allowance of $32,100 to the placement agents for this offering.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 30, 2014               ADVANCED CANNABIS SOLUTIONS, INC.


                                     By:/s/ Robert Frichtel
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                                        Robert Frichtel, Chief Executive Officer